SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2009

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Saddle River Executive Centre
1 Route 17 South,
Saddle River, NJ 07458
(Address of principal executive offices and zip Code)

(201) 258-8450
Registrant's telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

PDI, Inc. (the “Company”) entered into an amendment to sublease (the “Sublease Amendment”), dated as of November 25, 2009, with American Tack & Hardware Co., Inc. (“Subtenant”) extending the term of the Subtenant’s current sublease of approximately 16,020 square feet of the Company’s leased facility in Saddle River, New Jersey, through January 30, 2016. Under the Sublease Amendment, the monthly base rent is approximately $29,370 for the period September 1, 2009 through December 31, 2012 (subject to certain monthly abatements in rent during September, October and November 2009) and will increase to approximately $32,040 commencing on January 1, 2013 through the remainder of the term.

A copy of the Sublease Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Sublease Amendment is qualified in its entirety by reference to the full text of the agreement.

Item 9.01 Financial Statements and Exhibits.

(c)              Exhibits

10.1              First Amendment to Sublease

                  * * * * * * *

                            SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      PDI, INC.

                                                 By: /s/ Jeffrey Smith
                             Jeffrey Smith
                                            Chief Financial Officer

Date: December 4, 2009

EXHIBIT INDEX

Exhibit No.                                                      Description
___________                                                      ____________

10.1	First Amendment to Sublease